EXHIBIT 10.28

                          INTERNATIONAL VOIP AGREEMENT

This International VoIP Agreement ("Agreement") is made and entered into on this 25th day of April 2002 by and between:

(1) Fusion Telecommunications International, Inc., a Delaware corporation having its registered office at 420 Lexington Avenue, Suite 518, New York, NY 10170, United States of America (hereinafter referred to as the "Fusion" which expression, where the context so permits, shall include its successors and permitted assigns) of the first part

                                       and

(2) Turner Hill Investment Limited, a company, organized under the laws of British Virgin Islands, having its principal office at Standard Bank House, P.O.Box 583, 47-49 La Motte Street, St. Helier, Jersey, JE4 8XR, Channel Islands (hereinafter referred to as the "THIL" which expression, where the context so permits, shall include its successors and permitted assigns) of the second part.

(Fusion and THIL shall hereinafter collectively referred to as the "Parties" and individually as the "Party")

                                     WHEREAS

(1)THIL is a strategic participant in technology projects such as Voice over Internet Protocol communications services;

(2) Fusion is a provider of network communications services;

(3) Fusion has submitted a tender offer (the "Tender") on 15 March 2002 to Pakistan Telecommunication Limited ("PCTL") which if accepted would permit Fusion to, inter alia, procure and install the Voice over Internet Protocol ("VoIP") platform to terminate the international voice traffic in Pakistan and to sell to its customers international VoIP services to be lawfully terminated into Pakistan (the "Pakistan VoIP Project") and the Parties have agreed to enter into a strategic partnership through a joint venture arrangement (the "Venture") in order to facilitate the Pakistan VoIP Project;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. GENERAL

(1) The Recitals shall form an integral part of this Agreement.

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(2) The Parties  represent  that they have the  requisite  legal  authority  and capacity to enter into this Agreement.

2. OBLIGATIONS OF THE PARTIES

(1). FUSION HEREBY COVENANTS AND AGREES TO:

     (a) Be responsible for selling to Fusion's customer base in the U.S. and Europe minutes, on behalf of the Venture, of international VoIP services to be terminated lawfully in Pakistan by PTCL as a result of the Tender submitted by Fusion to PTCL on March 15, 2002.

     (b) Sell, in relation to sub-clause (a) above, total of at least nine million (9,000,000) minutes in the first three (3) months of its agreement with PTCL and at least three million (3,000,000) minutes a month thereafter.

     (c) Maintain all billing and accounting records for the sale to its customers of minutes terminating in Pakistan, in addition to such other countries as the Parties may hereafter agree to or add by amendment to the arrangement set forth in this Agreement.

     (d) Maintain required switching functions at its switch site in New York for aggregating its customer minutes for termination in Pakistan.

     (e) Use its best efforts to obtain a valid agreement from an authorized entity in Pakistan authorizing Fusion to lawfully terminate VoIP minutes in Pakistan.

     (f) Obtain and be responsible for international bandwidth for interconnection of its New York PoP facility to a technically feasible point of presence in Islamabad, Pakistan, or any other location to be designated by PTCL including availability of a dedicated, clear channel, point-to-point circuit.

     (g) Provide compression and routing equipment at Fusion's designated point of presence in New York (or other point of presence), and provide any necessary network management equipment in the USA.

     (h) Provide all necessary equipment and services necessary to establish VoIP International Gateway in Pakistan. Notwithstanding the above, the Parties agree that the scope of this Agreement is for one VoIP Gateway in Islamabad until otherwise amended and agreed to in writing by the Parties.

     (i) Obtain and be responsible for facilities interconnecting (i) Fusion's designated Point of Presence in New York to the cable head in the USA; and
     (ii) the USA-side half-circuit between the cable head in the USA and the cable head in Pakistan.

     (j) Ensure that the agreement it executes with PTCL for Pakistan VoIP Project shall neither conflict with the provisions contained in this Agreement nor shall make this Agreement unenforceable against Fusion. THIL represents that they have reviewed the proposed PTCL


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     Agreement  and  THIL  agrees  that  nothing  therein  conflicts  with  this
     Agreement  and  that  nothing  in  that  Agreement   makes  this  Agreement
     unenforceable against THIL.

     (j) Terminate a minimum of three million (3,000,000) incoming minutes a month on VoIP platform from its customers in USA and Europe as per the agreement between Fusion and PTCL and agrees and understands that THIL shall not be responsible for any financial loss resulting from Fusion's failure to terminate the said quantity.

   (2). THIL HEREBY COVENANTS AND AGREES TO:

     (a) Be responsible for forty percent (40%) of any deposits, license fees and other up front costs that are required for the implementation of the Venture.

     (b) Provide cash equal to forty (40%) of the upfront tender money required by PTCL and additionally provide forty (40%) percent of any deposit monies required or rolling advances and all other financial obligations required in connection with the Pakistan VoIP Project and in accordance with the agreement between Fusion and PTCL provided THIL has not already paid such costs pursuant to sub-clauses (a) or (d).

     (c) Work with Fusion to facilitate the Tender Process with PTCL and work with PTCL to ensure Fusion's award of the Tender.

     (d) Reimburse Fusion forty percent (40%) of the costs of all equipment, including installation and related costs, required for operation of the Pakistan VoIP Project provided THIL has not already paid such costs pursuant to (a) or (b) above.

     (e) Be responsible for 40% of the cost of all connectivity and services provided by or contracted for by Fusion in respect of the Pakistan VoIP Project until such time as the Pakistan VoIP Project becomes self-sustaining provided THIL has not already paid such costs pursuant to
     (a) , (b) or (d) above.

3. SHARES OF THE PARTIES

      (1) The shares of Fusion and THIL in the Venture, based upon their respective investments, shall be 60% and 40% respectively.

     (2) THIL shall have the right to increase its share in the Venture to 50%. In such case, the share of THIL in investment and profits of the Venture shall be increased accordingly and the shares of THIL responsibilities pursuant to (2) above and after provision of THIL agreement shall be increased from 40% to 50%.

     (3) It is expressly agreed between the Parties that the total investment by THIL in the Venture shall not exceed US$300,000 unless otherwise agreed by THIL in writing. The Parties agree that if 40% or 50% (with reference to (2) above), as the case may be, of the

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     total cost of the  Venture  equals more than  US$300,000,  then unless THIL pursuant to this clause exercises its right to increase the amount of its investment, the share of THIL in the Venture will be reduced accordingly.

     (4) Within seven (7) days of signing of this Agreement, a Committee compromising three members of Fusion and two members of THIL shall be constituted by the Parties. All decisions relating to the Venture and the Pakistan VoIP Project shall have to be first approved b the Committee. In principal, the Committee will endeavor to reach all decisions by consensus. However, decisions relating to finances and purchase of equipment for the Pakistan VoIP Project shall be approved by consensus only.

     4. Profit-sharing Arrangement.

     (1) THIL shall receive a percentage equal to its share in the Venture (as determined under Clause 3) of the aggregate Net Profit generated through Fusion's sale of VoIP minutes terminating to Pakistan through the Pakistan VoIP Project, to be accounted for and distributed in accordance with the terms set forth in (5) below.

     (2) Fusion shall make settlement with and payment to THIL, on a monthly basis, within thirty (30) days after the end of each month. Each monthly payment will be based upon the management accounts produced by Fusion. At the conclusion of each of Fusion's financial year, an adjustment will be made to the payment of the preceding fiscal year to reflect any audit adjustments that were made based on the management accounts. Any disputes will be resolved through mutually agreed procedures.

     (3) Fusion hereby agrees and undertakes that it shall keep a separate accounting and books of record for the Pakistan VoIP Project but the cash flows there from may be managed by Fusion as part of its overall cash management.

     (4) All payments, where applicable, shall be made via irrevocable wire transfer to:

         THIL:
         HARRIS BANK INTERNATINAL CORPORATION3 TIMES SQUARE
         NEW YORK 10038
         SWIFT: HATRUS33
         CHIPS: 186313
         Account No: Standard Bank, Jersey
         Account No: 16026635
         Reference: 707865/Turner Hill Investment Limited

         FUSION:
         Chase Manhattan Bank
         ABA #: 021000021
         Acct #: 777-390515
         For: Fusion Telecommunications




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         International, Inc.
         420 Lexington Ave, Ste 518
         New York, NY 10170

      (5) Definitions of key terms and conditions to be used to calculate profit sharing are as follows:

         (a) "Total Revenue" is that revenue accruing to THIL and Fusion from the sale to any customer including Fusion's nonaffiliated wholesale customers of VoIP minutes pursuant to the Pakistan VoIP Project. This total revenue will be reduced by amounts of dollars attributable to credits to customers and items disputed by customers.

         (b)"Net Profit" shall equal Total Revenue (as computed pursuant to Paragraph (a) above) less the following expenses:

              (i) Undersea fiber charges (See Clause 2(1)(i))

              (ii) Terrestrial facility charges (local loops in USA and, if applicable, Pakistan)(see (See Clause 2(1) (i))

              (iii) Termination expense of USD 0.19 (or such other rate as shall be established by agreement between PTCL and Fusion) payable to PTCL and other expenses as set forth in Clause 2(2)(e)

              (iv) Fees and expenses documented in a budget as approved by the Committee.

              (v) Amortization over a twelve (12) month period in favour of the Parties for the equipment costs (see Clauses 2(1)(g)(h) and 2(2)(d)) on the terms to be mutually agreed between the Parties.

              (vi) Fusion expenses of US$45,000 per month which shall include selling costs, Network Operations Center (NOC) expenses, and a network service and maintenance fee, switch, selling, billing, administrative and bad debt reserve fee, calculated @ US$0.015 per terminated minute under the Pakistan VoIP Project.

              (vii) Pakistani sub-contractor company expenses of US$20,000.00 which shall include operation and maintenance of equipment in Pakistan, human resources, office support, logistics, local travel, liaison with PTCL, PTA and other government entities, calculated @ US$0.0066 per terminated minute under the Pakistan VoIP Project.

           (c) The expenses provided in sub-clauses (b)(vi) and (vii) are calculated for termination of three million (3,000,000) minutes per month. In case, the quantity of minutes terminated per month exceeds three million (3,000,000) per month, the Parties shall mutually agree on the amount of expenses to be paid.

5. PTCL'S REFUSAL TO ACCEPT THE TENDER



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In case Pakistan VoIP Project does not materialize as a result of PTCL's refusal to accept the tender submitted by Fusion on 15 March 2002 or its any suitable modification, either of the Parties may terminate this Agreement by giving a reasonable notice. In such case, each party shall bear the costs and expenses incurred on the Tender, Venture and/or the Pakistan VoIP Project.

6.    GENERAL TERMS AND CONDITIONS

     (1)   References   to  Fusion  shall  include   Fusion   Telecommunications
     International, Inc. and all parent, subsidiary or affiliated entities, as well as its (their) successors and assigns.

     (2) References to THIL shall include THIL and all parent, subsidiary or affiliated entities, as well as its (their) successors and assigns.

     (3) With regard to the VoIP termination arrangement introduced by Fusion to THIL as contemplated by this Agreement, THIL shall not circumvent Fusion in such a way that excludes Fusion from participating, or diminishes Fusion's ability to participate, in such termination arrangement.

     (4) With regard to any other business opportunity that either Party is pursuing and discloses to the other Party in writing, the other Party shall not circumvent such Party in such a way that excludes such Party from participating, or diminishes such Party's ability to participate, in such business opportunity. The Parties acknowledge that they are jointly exploring certain telecommunication projects like bulk sale of internet bandwidth, gateway license, GSM license and other telecom projects, however, this Agreement does not preclude either Party from entering into any other agreement, venture, strategic alliance, or business opportunity provided such agreement, venture, alliance or business opportunity is not related to the Tender, Venture and/or the Pakistan VoIP Project.

     (5) The terms contained in Clause 5 shall survive expiration or termination of this Agreement.

     (6) Unless approved in writing by the other party, each of the Parties shall treat this Agreement as confidential and shall not disclose its contents to any third party. Each of the Parties shall keep all oral or written information disclosed in connection with this Agreement strictly confidential, and will utilize the same degree of care in safeguarding such information as it utilizes in respect of its own confidential information. Neither Party shall make any public disclosure of the discussions or content of material exchanged between the Parties unless mutually agreed to by the Parties in writing or unless required by law.

     (7) The Parties may mutually agree to establish a Limited Liability Company through which to operate the arrangement described herein.

     (8) Term and Termination. The term of this Agreement shall commence on the date written above and shall continue for an initial term of two years thereafter or for such shorter or longer period as shall be coterminous with the Agreement signed by PTCL and Fusion with

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     respect to the Pakistan VoIP Project. At the end of the initial term,  this
     Agreement shall automatically renew for successive six (6) month terms unless any of the conditions for termination of this Agreement occur.

     (9) In addition to any other termination provisions contained in this Agreement, either Party may terminate this Agreement immediately upon written notice to the other Party, in the event of:

          (a) a breach by the other Party of a material term, representation, warranty, or obligation of this Agreement which breach is not cured (if curable) within thirty (30) calendar days after receipt of notice of breach from the non-breaching Party;

          (b) fraud, or deception by one party on the other;

          (c) a FORCE MAJEURE  event (as defined  below) which  prevents  either
         Party  from  performing  material   obligations   required  under  this
         Agreement for a period of thirty (30) days or more;

          (d) the other Party's insolvency, receivership, or voluntary bankruptcy; or the institution of involuntary proceedings for bankruptcy against the other Party based on bona fide dispute that are not stayed or dismissed within ninety (90) calendar days after the institution thereof;

          (e) a general assignment by the other Party of all or substantially all of its business or assets for the benefit of creditors;

          (f) substantially all of the other Party's property, or that which is used in providing the services, is or becomes subject to levy, seizure, assignment or sale for or by any creditor or governmental agency, unless the judgment or debt is released or satisfied within ten (10) business days; or

          (g) a determination by any governmental authority having jurisdiction or court of competent jurisdiction that the operations contemplated hereby are in violation of applicable legal restrictions.

(10) Procedure Upon Termination. Upon expiration or termination of this Agreement for any reason, Fusion shall retain use of the network and will compensate THIL for its investments in the Venture to the extent that such investment has not been recovered by THIL pursuant to the amortization provisions of Clause 4(5)(b)(v). The salvage value of any left over equipment shall be agreed by the Parties and THIL shall be paid a percentage equal to its share in the Venture of the agreed salvage value.

(11) Regulatory Issues or Changes. Should the adoption of any law, rule, regulation, or agency or judicial determination by a court of competent jurisdiction materially affect either Party's ability to perform its obligations pursuant to this Agreement, such Party may terminate this Agreement immediately without any termination liability upon written notice to the other Party.


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(12) Taxes. All payments hereunder shall be made in US Dollars. The paying Party shall be responsible for the payment of all taxes (including without limitation applicable VAT or withholding taxes but excluding taxes based solely on the other Party's net income) and import duties (collectively, "Taxes"). Should the paying Party claim any exemption of any sales, use, or other tax, such Party must provide the other Party with such proof of exemption. It will be the paying Party's responsibility to ensure that its exempt status remains current, and in no event shall the other Party be liable for any taxes owed by the paying Party in accordance with applicable law.

(13) No Warranty. all services provided hereunder are provided on an "as is" basis without warranty of any kind, express, implied or statutory, including without limitation warranties as to the description, quality, merchantability, no infringement, completeness. fitness for a particular purpose, all such warranties being expressly excluded and disclaimed. Fusion hereby represents and warrants that unless otherwise agreed by Committee, all the equipment that it shall purchase/lease for the Pakistan side of the Pakistan VoIP Project shall be brand new and warranted by its manufacturer against defects attributable to the manufacturing process or manufacturer's fault or negligence.

(14) LIMITATION OF DAMAGES. In no event shall either Party be liable to the other Party for any indirect, special, incidental, punitive or consequential losses or damages, including without limitation, lost profits and loss of goodwill arising in any manner from this Agreement or the use of the services, however caused and regardless of theory of liability. This limitation will apply even if such Party has been advised or is aware of the possibility of such damages.

(15) Limitation of Liability. Except for each Party's liability arising out of its indemnification obligations and confidentiality obligations, each Party's liability to the other for all claims arising out of this Agreement shall be limited to the amount of fees paid by that Party under the terms of this Agreement, whether such claim is based in contract, tort, or other legal theory. THIL shall under no circumstances be liable for any breach by Fusion of the said agreement which is substantially attributable to Fusion.

(16) Compliance with Laws. Neither Party shall use the sServices provided hereunder (a) in violation of any applicable export laws and regulations (including without limitation any U.S. export laws and regulations); (b) in violation of any applicable national, state, or local laws or regulations, including without limitation any laws governing the import of the services or governing the content that either Party makes available via the services provided hereunder; or (c) in ways that infringe the rights of others, or interfere with other users of the other Party's network or other networks. Either Party reserves the right to suspend the services provided hereunder (or any portion thereof) with twenty-four (24) hour notice in the event that it believes that the other Party's use (or any of the other Party's customer's use), whether knowingly or not, of the services is in violation of this section. Either Party reserves the right to terminate the services provided hereunder in the event of chronic or uncured violations of this Clause. THIL represents and warrants to Fusion that it is familiar with the U.S. Foreign Corrupt Practices Act, as amended, and the regulations adopted thereunder ("the Act"), and that THIL will conduct all of its activities so as to enable Fusion and its personnel to remain in full compliance with such Act and regulations. Fusion and THIL agree that each will not violate such Act directly or indirectly. The terms of this arrangement may be disclosed to appropriate persons including

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government  officials.  The Parties will comply with all applicable  laws of the local countries in question, and where applicable, all laws of the U.S., including such Act. This Agreement and Fusion's relationship with THIL may be terminated by Fusion if either party believes in good faith that there has been a violation of such Act.

(17) Indemnification. Each Party (for purposes of this paragraph "Indemnifying Party") shall indemnify and hold harmless the other Party ("Indemnified Party") and all of its officers, agents, directors, shareholders, subcontractors, subsidiaries, employees and other affiliates (collectively "Affiliates") from and against any claim, cost, damages, demand, liability, loss, penalty, proceeding, including reasonable attorney's fees, and costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from the Indemnified Party or any of its Affiliates, arising out of:
(i) the Indemnifying Party's breach of this Agreement and/or any agreement entered into between the Indemnifying Party and PTCL; (ii) a claim by a third party against the Indemnified Party or any of its Affiliates that the services, or any portion or use thereof, infringes or violates any patent, copyright, trademark, trade secret or other intellectual property right; or (iii) damage to property or bodily injuries, including death, as a result of an intentional or negligent act or omission by the Indemnifying Party or any of its Affiliates in connection with the performance of this Agreement. The Indemnifying Party will not settle any claims, demands, suits, proceedings or actions without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

(18) Force Majeure. Neither Party shall be liable (except for payment for services rendered) for service interruptions, delays, failures to perform, damages, losses or destruction, or malfunction of any equipment or any consequence thereof cause by or due to fire, flood, water, the elements, acts of God, war, and threat of imminent war, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond either Parties' reasonable control. The Party so delayed or prevented from performing shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance. The existence of such a situation for a duration longer than fifteen (15) calendar days shall entitle either Party to terminate this Agreement without liability to the other Party, except for any undisputed payment for services rendered, subject to prior written notice.

(19) Entire Agreement - This Agreement constitutes the entire agreement between the Parties and supersedes all previous understandings, commitments or representations concerning its subject matter. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer of each Party.

(20) Severability - In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Further, in the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable by virtue of its scope or period of time, but may be enforceable by a limitation thereof, such provision shall be deemed to be


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amended  to  the  minimum  extent  necessary  to  render  it  valid,  legal  and enforceable or in the alternative both Parties shall negotiate in good faith to substitute for such invalid, illegal, or unenforceable provision a mutually acceptable provision that is consistent with the original intent of the Parties.

(21) Non-Waiver of Breach - Each Party may specifically waive any breach of this Agreement by the other Party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or subsequent breaches. A waiving Party may at any time, upon notice in writing, direct future compliance with the waived term or terms of this Agreement, in which event the breaching Party shall comply as directed thereafter.

(22) Notices - All notices and other communications shall be in English, in writing, and shall be deemed received upon actual delivery (if sent by messenger, overnight courier or certified mail, return receipt requested) or completed facsimile. Notices shall be addressed to the other Party at the address set forth below:

              If to Fusion:

                  Fusion Telecommunications International, Inc.
                  420 Lexington Avenue
                  Suite 518
                  New York, NY 10170
                  Fax: (212) 972-7884
                  Attention:  Executive Vice President--International

         If to THIL:

                  Turner Hill Investment Limited
                  Standard Bank House P.O. Box: 583, 47-49 La Motte Street St. Helier, Jersey JE4 8XR Channel Islands
                  Fax: +44-1534-881298

                  Attn:  Mr. Paul Weir

         Each Party will advise the other of any change in its address, telephone number or facsimile number.

(23) Headings. The headings of the Sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement nor shall they be considered when interpreting or construing this Agreement.



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


(24) Assignment. This Agreement shall be binding on the Parties and their respective affiliates, successors and permitted assigns. Neither Party shall assign or transfer their respective rights or obligations under this Agreement to any other entity without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may (i) assign its rights and delegate its obligations under this Agreement to a majority-owned or majority-controlled subsidiary or affiliate (for the purposes of this Clause , "affiliate" shall mean an entity controlling, controlled by, or under common control of such party) or (ii) assign its rights and delegate its obligations under this Agreement to an affiliate or its successor in connection with a merger, spin-off, divestiture, reorganization or sale of all or substantially all of its assets, and such assignee/successor shall remain liable for all of the rights and obligations hereunder; provided however, that if either Party makes such an assignment, such Party shall provide reasonable notice to the other Party of such assignment.

(25) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

(26) Relationship. Neither Party shall have the authority to bind the other by contract or otherwise make any representations or guarantees on behalf of the other. Both Parties acknowledge and agree that the relationship arising from this Agreement does not constitute an agency, employee relationship or franchise.

(27) Publicity. No public statements or announcements relating to this Agreement shall be issued by either Party without the prior written consent of the other Party.

(28) Governing Law. The Parties expressly agree that the governing law of this Agreement shall be the substantive law of England and Wales without regard to or application of choice of law principles or the body of law relating to the United Nations Convention on the International Sale of Goods. Each Party shall comply with all applicable United States and foreign laws, regulations and ordinances relating to their performance hereunder.

(29) Arbitration. Any dispute or difference arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration and by three arbitrators in London in accordance with the Rules of Conciliation and Arbitration for the time being in force, of the International Chamber of Commerce. The language of the arbitral proceedings shall be English.

IN WITNESS WHEREOF the Parties herein have signed this Agreement in the presence of the witnesses hereto on the day and year first above written.

TURNER HILL INVESTMENTS LTD                 FUSION TELECOMMUNICATIONS
                                            INTERNATIONAL, INC.


By: /s/ Paul Weir                           By: /s/ Eric D. Ram
   -----------------------------               ---------------------------------


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

Print Name:                                 Print Name:
           -------------------------                   -------------------------

Title: Director                             Title: EVP International

Date: _______________________               Date: 25 April 02




Witnesses:

1.                                              2.
   ----------------------------------              -----------------------------
Name:            /s/                            Name:             /s/
      -----------   --------------                    ------------   -----------
Address:
        --------------------------
                                                Address:
----------------------------------                      ------------------------













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



[FUSION LETTERHEAD]

July 12, 2002

Turnerhill Investment Limited
PO Box 583
47-49 La Motte Street
St Helier
Jersey
Channel Islands
JE4 8XR

Attn.    Abdul Hameed Khan
         Mr. Paul Weir

         RE: International VoIP Agreement ("Agreement") between Turner Hill Investments Limited ("THIL") and
               Fusion Telecommunications International, Inc. ("Fusion") dated April 25, 2002

Gentlemen:

This Letter Agreement shall serve as an amendment ("Amendment") to the above referenced Agreement between Fusion and THIL outlining the agreed upon terms and conditions.

Clause 2(2) OBLIGATIONS OF THE PARTIES - THIL of the Agreement is hereby amended as follows:

         (1) This Clause 2 shall be amended to add the following to read "THIL agrees to reimburse Fusion an amount up to $80,000.00 USD for all required on the Pakistan side, including but not limited to installations costs, PTCL Demand Note(s), custom duties and any additional equipment, connectivity costs and all related operational costs, fees inclusive of licenses, deposits and any other upfront costs and any other financial obligations needed in Pakistan. This amount shall initially be equivalent to a percentage of the costs computed by dividing the costs pursuant to the immediate preceding sentence by the total costs incurred by both parties in bringing the VoIP Project into operation together with any additional capital investments that have to be made by either party during the operation of the VoIP Project (hereinafter referred to as "THIL Percentage Share"), provided however that THIL's share of the profits shall at all times be twenty-five (25%) percent and Fusion's shall be seventy-five (75%) percent. THIL's 25% share of the profits shall be paid as follows:

          a. Initially, THIL shall receive the difference between 25% and the THIL Percentage Share;

          b. Fusion will retain the difference between the 25% profit due to THIL and the THIL Percentage Share as repayment for the amount loaned to THIL by Fusion to fund the entire project; and

          c. Once THIL has reimbursed Fusion from the profits or otherwise, the difference between 25% and the THIL Percentage Share, then THIL shall receive the full 25% of the share of the Profits."

(2)(a) All references to (40%) shall be amended to read (25%)

(2)(b) All references to (40%) shall be amended to read (25%)

(2)(c) All references to (40%) shall be amended to read (25%)

(2)(d) All references to (40%) shall be amended to read (25%)

(2)(f) This shall be added to read-"THIL, for itself and on behalf of its affiliates, agrees to use its best efforts to work with Fusion to secure the ability to provide outbound traffic from Pakistan to the rest of the world."

(2)(g) This shall be added to read-"THIL, for itself and on behalf of its affiliates, agrees to use its best efforts to work with Fusion to secure a gateway license for Fusion in Pakistan as soon as deregulation is available in Pakistan."

(2)(h) This shall be added to read-"THIL, for itself and on behalf of its affiliates, agrees to use its best efforts to secure a right of first refusal with Mobilink for Mobilink to utilize exclusively Fusion's Internet, international voice gateway and other service offerings in an out of Pakistan."

Clause 3- SHARES OF THE PARTIES of the Agreement is hereby amended as follows:

          (1)  All references to (40%) shall be amended to read (25%).

          (2) This paragraph is deleted in its entirety and replaced as follows: "THIL shall have the right, upon approval from Fusion and its other investors, to subsequently increase THIL's Percentage Share in the Venture through contributions from its share of the profits to an amount up to, but not to exceed 30%. In such case, the share of THIL's investment and profits of the Venture shall be increased accordingly and the share of THIL responsibilities pursuant to 2.(2) as herein amended shall be increased accordingly in conjunction with the increase in THIL's Percentage Share which may be up to a maximum of 30% if agreed upon by Fusion and its other investors."

          (3)  This section shall be deleted in its entirety.

Clause 4 - PROFIT SHARING ARRANGEMENT of the Agreement is hereby amended as follows:

         (1) On the first line of the first sentence, the following shall be inserted after the word to, "THIL's Percentage" and the word "its" shall be deleted.

         All other terms and conditions of the Agreement between Fusion and THIL will remain in full force and effect.


                             Respectfully submitted:

                             Fusion Telecommunications International, Inc.

                             By: /s/ ERIC D. RAM
                                 ---------------
                             Eric D. Ram, Executive Vice President-International

Agreed and Accepted:

Turner Hill Investments Limited

By: /s/ PAUL WEIR
    -------------
        Paul Weir

Date: 5/8/02
Witness: /s/


























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